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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 19, 2005

                                NO BORDERS, INC.
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             (Exact name of registrant as specified in its charter)

           Nevada                     000-27323                     88-0429812
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(State of other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                     Identification No.)


                   100 Market Street, Venice, California 90291
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (310) 450-3257

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425).
|_| Soliciting  material  pursuant to Rule 14A-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 19, 2005, we entered into an Amendment to Debenture (the "Amendment") with each of BridgePointe Partners, LP and Miller Investments, LLC, (collectively, the "Investors") that amended certain provisions of those certain Convertible Debentures each in the original principal amount of $250,000 that we delivered to the Investors pursuant to the terms of two Securities Purchase Agreements with the Investors, each dated as of September 23, 2005.

         Pursuant to the Amendments, each Investor was given an additional right to cause us to redeem its Convertible Debenture in the event that, by January 31, 2006, we did not generate a minimum of $1,000,000 in fees and other revenues pursuant to our recent Strategic Alliance and Stock Purchase Agreement with InfoSpan, Inc. (the "Alliance Agreement"). In the event that we do not satisfy the foregoing requirement, each Investor has the option to declare a default under its respective Convertible Debenture and require us to redeem them for an amount equal to the outstanding balance of the Convertible Debenture plus all accrued interest and any default interest.

         Upon receipt of notice from an Investor of its election to be redeemed (which must be delivered by March 3, 2006), we will have until March 31, 2006 to pay to the Investor the redemption amount. In the event that we fail to redeem by March 31, 2006, we will be required to issue the Investor a warrant for a number of shares equal to 10% of the total number of shares of common stock we issued to InfoSpan under the Alliance Agreement (the "InfoSpan Shares"). The exercise price of the warrant will be equal to the "market price" as of March 31, 2006 or the date of the warrant's issuance, which ever is lower, and it shall be exercisable for a period of 10 years. For purposes of the foregoing, "market price" shall mean the volume weighted average price of our common stock for the 10 trading days immediately prior the date in question. Notwithstanding the foregoing, we will not be required to redeem the Convertible Debentures in the event that InfoSpan returns to us all of the InfoSpan Shares, or if InfoSpan returns a pro-rata portion of the InfoSpan Shares determined by reference to the actual amount of fees or revenue received under the Alliance Agreement as compared to $1,000,000.

         In the event that we do redeem a Convertible Debenture within the required time period, the electing Investor will forfeit 50% of the warrants issued to it under the Securities Purchase Agreement.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.


         Refer to Item 1.01 above for a description of the additional default event under the Convertible Debenture.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NO BORDERS, INC.


Date: October 25, 2005              By:   /s/ ROBERT M. ROSENFELD
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                                          Robert M. Rosenfeld
                                          Chief Executive Officer